Exhibit 99.1

Paltalk, Inc. Reports Results for Second Quarter 2024

Cash Balance of $12.8 Million at June 30, 2024

Jericho, NY - August 13, 2024 (GLOBE NEWSWIRE) – via NewMediaWire – Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a communications software innovator that powers multimedia social applications, today announced financial and operational results for the second quarter ended June 30, 2024.

Key Financial Highlights for Second Quarter Ended June 30, 2024 Compared to Prior Year Period

●	Revenue decreased 24.7% to $2.2 million

●	Subscription revenue decreased 26.1% to $2.1 million

●	Advertising revenue increased 29.2% to $0.1 million

●	Net loss was $0.9 million compared to a net income of $0.1 million, a decline of 788.8%

●	Adjusted EBITDA[1] loss was $0.9 million compared to Adjusted EBITDA[1] loss of $14,945

●	Cash balance decreased $0.2 million from the first quarter of 2024 to $12.8 million

Key Financial Highlights for the Six Months Ended June 30, 2024 Compared to Prior Year Period

●	Revenue decreased 12.6% to $4.8 million

●	Subscription revenue decreased 14.4% to $4.6 million

●	Advertising revenue increased 59.6% to $0.2 million

●	Net loss was $1.4 million compared to a net loss of $0.6 million, an increase of 136.7%

●	Adjusted EBITDA[1] loss was $1.4 million compared to Adjusted EBITDA[1] loss of $0.7 million

●	Net cash used in operating activities for the six months ended decreased 22.5% to $0.8 million

●	Deferred revenue decreased 12.6% to $1.9 million as of June 30, 2024 compared to June 30, 2023

●	The Company had $12.8 million in cash and no long-term debt on its balance sheet as of June 30, 2024

Operational Highlights

●	Entered into an Agreement and Plan of Merger (the “Agreement”) to acquire Newtek Technology Solutions, Inc. (“NTS”) from NewtekOne, Inc. (“Newtek”), the sole stockholder of NTS, through a two-step merger process. Paltalk will pay $4,000,000 in cash to Newtek and will issue to Newtek 4,000,000 shares of a newly created series of Paltalk’s preferred stock (in each case, subject to adjustment as further described in the Agreement) (the “Acquisition”). Newtek is also entitled to receive an earn-out payment of up to $5,000,000 based on the achievement of certain cumulative average Adjusted EBITDA thresholds for the 2025 and 2026 fiscal years.

●	As a condition to the closing of the acquisition, Paltalk must effectuate the sale of its “Paltalk”, “Camfrog”, and “Tinychat” applications and all assets and liabilities related to such applications in one or more transactions, such that upon the completion of such transaction or transactions, Paltalk and its related persons no longer hold any right to operate or control such applications, whether directly or indirectly (such transaction or transactions, the “Divestiture Transaction”). Following the Divestiture Transaction, Paltalk will retain (i) all patents, patent applications, and any rights or causes of action related to such applications (including the pending patent litigation against Cisco), and (ii) any assets (including intellectual property) that are not exclusively related to such applications.

Business Objectives

●	Looking for divestiture opportunities to maximize stockholder value and close the Acquisition

●	Continuing our efforts to improve user experience with ManyCam software and optimize features for both consumer and enterprise applications

●	Further optimizing marketing spend to effectively realize a positive return on our investment

●	Continuing to implement several enhancements to our live video chat applications, as well as the integration of card and board games and other features focused on retention and monetization, which collectively are intended to increase user engagement and revenue opportunities

●	Continuing to develop our consumer application platform strategy by seeking potential partnerships with large third-party communities to who we could promote a co-branded version of our video chat products and potentially share in the incremental revenues generated by these partner communities

●	Further optimizing marketing spend to effectively realize a positive return on our investment

●	Continuing to defend our intellectual property

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Non-GAAP Financial Measures and Key Metrics” and the reconciliations at the end of this release for additional information concerning this and other non-GAAP financial measures.

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “The announcement of our definitive agreement to acquire Newtek Technology Solutions from NewtekOne, Inc. marks a transformational transaction for our company. We believe that it provides a tremendous opportunity for us to provide excellent value for our stockholders by growing the business organically and acquisitively through strategic initiatives. As the founder and leader of Paltalk for the past 20 years, I am confident we will find the right owner for our core video chat applications. We have an ample cash balance of $12.8 million and are excited to focus our attention on growing the technology solutions business.”

“We believe our second quarter results reflect a softness in discretionary spending by our subscribers due in part to the overall economic and inflationary environment. We believe these impacts are macro-economic in nature and not long-term for our business. We expect to continue to make adjustments to our promotional spending until we see a pick-up in our metrics. In addition, our second quarter results of operations included approximately $0.3 million of expenses related to the NTS transaction. Our trial against Cisco is set to begin on August 26, 2024, and we look forward to continuing to defend our intellectual property.” Katz concluded.

Patent Litigation Update – Trial Expected to Begin in August 2024

On July 23, 2021, a wholly owned subsidiary of the Company, Paltalk Holdings, Inc., filed a patent infringement lawsuit against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. (collectively, “Cisco”), in the U.S. District Court for the Western District of Texas (the “Court”). We allege that certain of Cisco’s products have infringed U.S. Patent No. 6,683,858, and that we are entitled to damages.

A Markman hearing took place on February 24, 2022. On September 7, 2022, the United States Patent Office issued a reexamination of U.S. Patent No. 6,683,858, and on January 19, 2023, the Examiner issued an Ex Parte Reexamination Certificate, ending the reexamination and confirming the patentability of claims 1-10 of U.S. Patent No. 6,683,858. On June 29, 2023, the Court held a pretrial conference with the parties and denied Cisco’s motion for summary judgment. On August 1, 2024, the Court held the final pretrial conference, and the trial is set to proceed on August 26, 2024.

Financial Results for Three Months Ended June 30, 2024

●	Revenue for the three months ended June 30, 2024 decreased by 24.7% to $2.2 million, compared to $2.9 million for the three months ended June 30, 2023. This decrease was attributed to a decrease in virtual gift revenue of 47.7%;

●	Loss from operations for the three months ended June 30, 2024 increased by 322.8%, or $0.9 million, to a loss of $1.2 million, compared to a loss of $0.3 million for the three months ended June 30, 2023. The increase in loss from operations was attributed to a decrease in revenue for the three months ended June 30, 2024, as well as an increase in professional fees;

●	Net loss for the three months ended June 30, 2024 increased by 788.8%, or $1.1 million, to a net loss of $0.9 million, compared to net income of $0.1 million for the three months ended June 30, 2023; and

●	Adjusted EBITDA[1] loss for the three months ended June 30, 2024 increased by approximately 6164.5%, or $0.9 million, to an Adjusted EBITDA[1] loss of $0.9 million, compared to Adjusted EBITDA[1] loss of $14,945 for the three months ended June 30, 2023.

Financial Results for Six Months Ended June 30, 2024

●	Revenue for the six months ended June 30, 2024 decreased by 12.6% to $4.8 million, compared to $5.5 million for the six months ended June 30, 2023. This decrease was attributed to a decrease in virtual gift revenue of 26.6%;

●	Loss from operations for the six months ended June 30, 2024 increased by 63.2%, or $0.7 million, to a loss of $1.9 million, compared to a loss of $1.2 million for the six months ended June 30, 2023. The decrease in loss from operations was attributed to a decrease in revenue for the six months ended June 30, 2024;

●	Net loss for the six months ended June 30, 2024 increased by 136.7%, or $0.8 million, to a net loss of $1.4 million, compared to a net loss of $0.6 million for the six months ended June 30, 2023;

●	Adjusted EBITDA[1] loss for the six months ended June 30, 2024 increased by approximately 116.1%, or $0.7 million, to an Adjusted EBITDA[1] loss of $1.4 million, compared to Adjusted EBITDA[1] loss of $0.7 million for the six months ended June 30, 2023;

●	Cash and cash equivalents totaled $12.8 million at June 30, 2024, a decrease of $0.8 million compared to $13.6 million at December 31, 2023; and

●	The Company had no long-term debt on its balance sheet at June 30, 2024.

Key Financial and Operating Metrics from Operations:

(in thousands, except for percentages)

	Three Months Ended June 30,
	(unaudited)		Change
	2024	2023	$	%
Subscription revenue	$2,133	$2,885	$(752)	(26.1)%
Advertising revenue	92	71	21	29.2%
Total revenues	2,225	2,956	(731)	(24.7)%
Loss from operations	(1,174)	(278)	(896)	(322.8)%
Net income (loss)	(934)	136	(1,070)	(788.8)%
Net cash used in operating activities	(251)	(194)	(57)	(29.4)%
Adjusted EBITDA (a non-GAAP measure)	$(936)	$(15)	$(921)	(6164.5)%

	Six Months Ended June 30,
	(unaudited)		Change
	2024	2023	$	%
Subscription revenue	$4,616	$5,391	$(775)	(14.4)%
Advertising revenue	206	129	77	59.6%
Total revenues	4,822	5,520	(698)	(12.6)%
Loss from operations	(1,936)	(1,187)	(750)	(63.2)%
Net loss	(1,426)	(603)	(823)	(136.7)%
Net cash used in operating activities	(772)	(997)	225	(22.6)%
Adjusted EBITDA (a non-GAAP measure)	$(1,434)	$(663)	$(770)	(116.1)%

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host a large collection of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND WHERE TO FIND IT

In connection with the issuance of Paltalk’s securities as consideration in the Acquisition (the “Parent Stock Issuance”) and the Divestiture Transaction, Paltalk intends to file preliminary and definitive proxy statements and other materials with the Securities and Exchange Commission (the “SEC”). In addition, Paltalk may also file other relevant documents with the SEC regarding the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents will be sent or given to Paltalk’s stockholders as of the record date established for voting. Investors and stockholders may also obtain a free copy of the proxy statement (when available) and other documents filed by Paltalk at its website, www.paltalk.com, or at the SEC’s website, www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Paltalk by directing such request to Paltalk, to the attention of the Investor Relations, 30 Jericho Executive Plaza, Suite 400E Jericho, New York 11753.

PARTICIPANTS IN THE SOLICITATION

Paltalk and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Paltalk’s stockholders in connection with the proposed transactions. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Paltalk’s directors and executive officers by reading Paltalk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 15, 2024. To the extent holdings of common stock by Paltalk’s directors and executive officers have changed from the amounts of common stock held by such persons as reflected in Paltalk’s Annual Report on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed with the SEC in connection with the proposed transactions when they become available.

NO OFFER OR SOLICITATION

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the potential transactions and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “began,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and variations of such words and similar expressions are intended to identify such forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Forward-looking statements in this press release may include, but are not limited to, statements relating to (i) Paltalk’s future business objectives, (ii) the proposed transactions and their expected timing and closing, including receipt of required approvals, (iii) estimates of future synergies, savings and efficiencies, (iv) expectations regarding Paltalk’s ability to effectively integrate assets and properties it may acquire as a result of the proposed transactions, (v) expectations regarding future investments or divestitures, including the Divestiture Transaction, and (vi) expectations of future plans, priorities, focus and benefits of the proposed transactions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Paltalk, including but not limited to (i) the ability of the parties to consummate the proposed transactions in a timely manner or at all, (ii) satisfaction of the conditions precedent to consummation of the Acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all, and approval by Paltalk’s stockholders of the Paltalk Stock Issuance and the Divestiture Transaction, (iii) the possibility of litigation (including related to the proposed transactions), (iv) Paltalk’s ability to improve, market and promote its ManyCam software, (v) Paltalk’s ability to defend its intellectual property rights and (vi) other risks described in Paltalk’s SEC filings. Paltalk does not undertake and expressly disclaims any obligation to update the forward-looking statements as a result of new information, future events or otherwise, except as required by applicable securities laws. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. More information on potential factors that could affect Paltalk’s financial results will be included in the preliminary and the definitive proxy statements that Paltalk intends to file with the SEC in connection with Paltalk’s solicitation of proxies for the 2024 Annual Meeting of Stockholders to be held to approve, among other things, the Paltalk Stock Issuance and the Divestiture Transaction in connection with the proposed transactions.

Investor Contacts:

IR@paltalk.com

ClearThink

nyc@clearthink.capital

917-658-7878

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Six Months Ended
	June 30, (Unaudited)		June 30, (Unaudited)
	2024	2023	2024	2023
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(934,151)	$135,629	$(1,426,458)	$(602,669)
Interest income, net	(144,231)	(171,341)	(296,215)	(292,508)
Other income	(146,269)	(343,045)	(146,269)	(343,045)
Income tax expense (benefit)	50,591	101,059	(67,309)	51,505
Depreciation and amortization expense	205,583	205,583	411,166	411,167
Stock-based compensation expense	32,250	57,170	91,561	112,311
Reported Adjusted EBITDA	$(936,227)	$(14,945)	$(1,433,524)	$(663,239)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest (income) expense, net, other (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income, net; other expense, net; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2024	2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$12,796,004	$13,568,049
Accounts receivable, net of allowances of $26,559 as of June 30, 2024 and $23,326 as of December 31, 2023, respectively	92,758	92,704
Employee retention tax credit receivable, net	114,212	114,212
Prepaid expense and other current assets	721,572	990,634
Total current assets	13,724,546	14,765,599
Operating lease right-of-use asset	116,388	77,005
Goodwill	6,326,250	6,326,250
Intangible assets, net	2,293,311	2,704,477
Other assets	13,937	13,937
Total assets	$22,474,432	$23,887,268

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$812,164	$792,053
Accrued expenses and other current liabilities	312,511	226,120
Operating lease liabilities, current portion	82,334	77,005
Deferred subscription revenue	1,891,047	2,043,362
Total current liabilities	3,098,056	3,138,540
Operating lease liabilities, non-current portion	34,054	-
Deferred tax liability	542,532	614,041
Total liabilities	3,674,642	3,752,581
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued and 9,222,157 shares outstanding as of June 30, 2024 and December 31, 2023, respectively	9,864	9,864
Treasury stock, 641,963 shares repurchased as of June 30, 2024 and December 31, 2023, respectively	(1,199,337)	(1,199,337)
Additional paid-in capital	36,300,289	36,208,728
Accumulated deficit	(16,311,026)	(14,884,568)
Total stockholders’ equity	18,799,790	20,134,687
Total liabilities and stockholders’ equity	$22,474,432	$23,887,268

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Subscription revenue	$2,132,900	$2,884,989	$4,615,882	$5,390,659
Advertising revenue	91,725	71,013	206,473	129,360
Total revenues	2,224,625	2,956,002	4,822,355	5,520,019
Costs and expenses:
Cost of revenue	810,493	774,028	1,629,568	1,576,503
Sales and marketing expense	192,517	220,512	383,111	475,380
Product development expense	1,212,220	1,163,640	2,423,921	2,412,222
General and administrative expense	1,183,455	1,075,520	2,322,006	2,242,631

Total costs and expenses	3,398,685	3,233,700	6,758,606	6,706,736
Loss from operations	(1,174,060)	(277,698)	(1,936,251)	(1,186,717)
Interest income, net	144,231	171,341	296,215	292,508
Other income, net	146,269	343,045	146,269	343,045
Income (loss) from operations before provision for income taxes	(883,560)	236,688	(1,493,767)	(551,164)
Income tax (expense) benefit	(50,591)	(101,059)	67,309	(51,505)
Net income (loss)	$(934,151)	$135,629	$(1,426,458)	$(602,669)

Net income (loss) per share of common stock:
Basic	$(0.10)	$0.01	$(0.15)	$(0.07)
Diluted	$(0.10)	$0.01	$(0.15)	$(0.07)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic	9,222,157	9,222,157	9,222,157	9,222,256
Diluted	9,222,157	9,222,157	9,222,157	9,222,256

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,426,458)	$(602,669)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Amortization of intangible assets	411,166	411,167
Amortization of operating lease right-of-use assets	41,802	40,851
Deferred tax expense	-	15,820
Income tax benefit	(4,200)	-
Allowance for credit losses	3,233	-
Deferred tax benefit	(67,309)	-
Stock-based compensation	91,561	112,311
Changes in operating assets and liabilities:
Accounts receivable	(3,287)	(4,357)
Operating lease liability	(41,802)	(40,851)
Prepaid expense and other current assets	269,062	(245,900)
Accounts payable, accrued expenses and other current liabilities	106,502	(381,523)
Employee retention tax credit receivable, net	-	(213,629)
Deferred subscription revenue	(152,315)	(87,998)
Net cash used in operating activities	(772,045)	(996,778)
Cash flows from investing activities:
Payment of contingent consideration	-	(85,000)
Net cash used in investing activities	-	(85,000)
Cash flows from financing activities:
Purchase of treasury stock	-	(7,213)
Net cash used in financing activities	-	(7,213)
Net decrease in cash and cash equivalents	(772,045)	(1,088,991)
Balance of cash and cash equivalents at beginning of period	13,568,049	14,739,933
Balance of cash and cash equivalents at end of period	$12,796,004	$13,650,942
Supplemental disclosure of cash flow information:
Interest	$-	512
Taxes	$9,550	$18,551